                                                                    EXHIBIT 10.6



August 1, 1996




Mr. Orestes Lugo
Chief Financial Officer
Renex Corporation
2222 Ponce de Leon Boulevard
Suite 300
Coral Gables, FL 33134

Dear Orestes:

This letter evidences our understanding concerning the terms of the proposed lease to RENEX CORPORATION of dialysis and other equipment required for dialysis clinics under a Lease Line of Credit. These terms are as follows:


*     LEASE LINE OF CREDIT                     :    $6,000,000

*     EQUIPMENT                                :    -   Dialysis machines
                                                    -   Reverse osmosis systems
                                                    -   Reuse machines
                                                    -   Leasehold improvements (not to exceed 20% of the total
                                                        equipment cost for any particular schedule:  for example, if we have $250,000 of equipment, we will do a $300,000 schedule,
                                                        $50,000 of which will be for leasehold improvements)

*     MINIMUM TAKEDOWN                         :    $100,000

*     DELIVERY DATE                            :    Within 12 months hereof

*     LEASE COMMENCEMENT DATE                  :    The first day of the month in which the first item of equipment is received

*     LEASEHOLD GRACE PERIOD                   :    Renex will have 30 days after the lease commencement date to decide on the inclusion of leasehold improvements on any
                                                    particular schedule, at the percentage explained above.  At the end of the 30 days, the schedule will close with or without leasehold improvements, and will commence as stated above.
                                                    After closing, leasehold's not included cannot be added to future schedules in excess of the percentage explained above.

*     END OF LEASE TERM OPTION                 :    One Dollar Buyout

*     MONTHLY LEASE RATE FACTOR                :      EQUIPMENT                          LEASEHOLD
                                                      LEASE RATE                         LEASE RATE
                                                        FACTORS            RATE            FACTORS          RATE
                                                      ----------           ----          -----------        ----
      TERM OPTION 1. (60 MONTHS)                        .02112            10.48%           .02174          11.84%
      TERM OPTION 2. (48 MONTHS)                        .02521            10.60%           .02595          12.99%

*     MONTHLY RENTAL                           :    -  The monthly rental of the equipment leased under each
                                                       Equipment Schedule shall equal the cost of the equipment
                                                       multiplied by the appropriate Monthly Lease Rate Factor.

                                                    -  Monthly rentals are
                                                       payable in advance and
                                                       the first and last
                                                       payments are due on the
                                                       Commencement Date of
                                                       each Equipment Schedule.




Mr. Orestes Lugo
August 1, 1996
Page 2 of 2


*     LINKAGE                                  :    The Monthly Lease Rate Factor, ("MLRF") shall be fixed for the lease term upon execution of each Equipment Schedule.  Until then, each MLRF is subject to change commensurate with
                                                    changes in the yield on 4 and 5 year Treasury Bonds, which are currently 6.45% and 6.57% respectively as published in the Wall
                                                    Street Journal.

*     DOCUMENTATION                            :    Standard
                                                    Morcroft Master Lease
                                                    embodying the general lease
                                                    terms, with Equipment
                                                    Schedules issued pursuant
                                                    thereto for each takedown of
                                                    equipment.

*     VALIDITY                                 :    The terms of this proposal are valid if accepted on or before
                                                    August 8, 1996.  Such acceptance should be indicated by signing this letter in the space provided below and returning same to
                                                    Morcroft.

*     CONTINGENCY                              :    This proposal is contingent on final credit approval and the execution of acceptable documentation.

*     SECURITY DEPOSIT                         :    On acceptance of this lease proposal a security deposit equal to
                                                    .75% ($45,000) of the Equipment Cost is due and will be applied to the full first rental payments due under the equipment
                                                    schedules as executed.  At the expiration of Delivery Date, noted
                                                    above, any unused portion of the security deposit will, at
                                                    Lessee's discretion, be refunded.  The security deposit is fully refundable if final credit approval is not secured.


We appreciate the opportunity to submit our proposal and look forward to your favorable acknowledgement of this letter. Until then, if we can be of assistance in any way, please call.

Very truly yours,



Shawn J. McBride
Account Executive

Accepted and agreed to:

RENEX CORPORATION


By:       /s/ ORESTES LUGO
   -----------------------------
Name:       ORESTES LUGO
      --------------------------
Title:          CFO
      --------------------------
Date:          8/5/96
      --------------------------

                              MASTER LEASE NO. 199



dated         : as of January 1, 1994
between       : Morcroft Leasing Corporation ("Lessor")
located at    : 333 Fairfield Road, Fairfield, NJ 07004
and           : Renex Corporation ("Lessee")
located at    : 2222 Ponce De Leon Boulevard, Suite 300, Coral Gables, FL 33134

- -------------------------------------------------------------------------------


IN CONSIDERATION of the mutual agreements set forth herein, the parties agree as follows:

1. PROPERTY LEASED. Lessor agrees to lease to Lessee, and Lessee agrees to [ewe from Lessor, in accordance with the terms and conditions herein, the personal property ("Equipment") listed in each Equipment Schedule which shall be substantially in the form attached as Exhibit A. Each Equipment Schedule shall, upon execution, be made a part hereof and shall be deemed a separate lease agreement on the terms stated herein and in each such Equipment Schedule (each such Equipment Schedule in conjunction with this Master Lease shall hereinafter be the "Lease"). In the event of a conflict between the language of this Master Lease and any Equipment Schedule hereto, the language of the Equipment Schedule shall prevail with respect to that Equipment Schedule.

2. TERM. The Term of this Master Lease shall commence on the date set forth above and shall continue in effect so long as the term of any Equipment Schedule executed pursuant hereto remains in affect. The Term of each Equipment Schedule shall be for the period set forth therein and shall commence on the date on which the Lessee accepts the Equipment in the manner specified in section 3 of this Master Lease (the "Acceptance Date"). Notwithstanding the foregoing, if an Equipment Schedule does not contain a purchase obligation mandatory to Lessee, Lessor or Lessee shall terminate its obligations under such Equipment Schedule at the end of the Term stated therein by given other party 180 days prior written notice of such termination. If no such notice of termination is given 180 days prior to the expiration of the term for such Equipment Schedule, then the term for that Equipment Schedule shall be automatically extended to 180 days subsequent to when such written notice is given.

3. ACCEPTANCE. Immediately, upon delivery and installation of the Equipment at Lessee's premises, Lessee shall inspect the Equipment, determine that the Equipment is properly installed and operating according to manufacturer's specifications and shall promptly execute and deliver to Lessor a Certificate of Acceptance substantially in the form attached as Exhibit B.

4. RENT. Lessee agrees to pay the total Rent for the Term, which shall be the total amount of all rent payments stated in each Equipment Schedule, plus additional amounts provided for herein.

5. OBLIGATION TO PAY RENT UNCONDITIONAL. Lessee acknowledges and agrees that the Lease is a net lease and Lessee's obligation to pay Rent and all other sums payable hereunder, and the rights of Lessor in and to such payments, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, the manufacturer or seller of the Equipment, or against any person for any reason whatsoever including, without limitation, the disrepair or inoperability of the Equipment.

6. TITLE. Lessee shall have no right, title or interest in the Equipment, except as expressly set forth in the Lease. All Equipment shall remain personal property and the title thereto shall at all times remain in the Lessor or its assigns exclusively. All documents of title and evidences of delivery shall be delivered to Lessor. Lessee will not change or remove any insignia or lettering, if any, on the Equipment indicating Lessor's ownership thereof, and, upon Lessor's request, shall affix to the Equipment in a prominent place, labels, plates or other markings stating that the Equipment is owned by Lessor. Lessor Is authorized, at Lessee's expense, to cause the Lease or any statement or other instrument showing the interest of Lessor in the Equipment to be filed or recorded and Lessee agrees to execute and deliver any statement or instrument reasonably required by Lessor for such purpose. Lessee shall, at Lessee's expense, protect and defend Lessor's title against all persons claiming against or through Lessee, at all times keeping the Equipment free from any legal process or encumbrances whatsoever, including but not limited to liens, levies and attachments, and shall give Lessor immediate written notice thereof and shall indemnify Lessor from any loss caused thereby.

7. WARRANTY AND LIMITATION OF LIABILITY. Lessor warrants and represents that as long as Lessee shall not be in default of any of the provisions of the Lease, neither Lessor, nor any assignee or secured party of Lessor will disturb Lessee's use or possession of the Equipment and Lessee's unrestricted use thereof for its intended purpose. LESSOR MAKES NO OTHER WARRANTY EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT LIMITATION THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS OR CAPACITY OR DURABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO AND EXPRESSLY DISCLAIMS THE SAME. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM. LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY THE EQUIPMENT, BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, ARISING IN STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, OR IN ANY WAY RELATED TO OR ARISING OUT OF THE LEASE. Notwithstanding the foregoing, Lessee will be entitled to the benefit of any applicable manufacturer's warranties, and, to the, extent assignable, such warranties are hereby assigned by Lessor for the benefit of Lessee. Lessee shall, at its sole expense, take all reasonable action to enforce such warranties where available to Lessee.

8. INDEMNITY. Lessee agrees to defend, indemnify and hold Lessor harmless from any and all claims, losses, liabilities (including negligence, tort and strict liability), damages and/or legal proceedings, groundless or otherwise, Including any liability for legal costs, fees and expenses, arising from this Master Lease and Equipment Schedule(s) or the Equipment, including, without limitation, its design, manufacture, selection, purchase, delivery, possession, condition, suitability, use, operation or return. It is contemplated that any liabilities indemnified against herein by Lessee shall be deemed to include, without limitation, any liabilities based on theories of negligence, tort and/or strict liability. Lessee's obligations hereunder will survive the expiration of this Master Lease and Equipment Schedule(s) with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Lessor.

9. INSTALLATION, MAINTENANCE AND REPAIR.

   (a) Lessee shall, at Lessee's expense: (i) be responsible for the delivery, installation, maintenance, service and repair of the Equipment, (ii) use the Equipment only in the regular course of Lessee's business, within its normal capacity, without abuse and in a manner contemplated by the manufacturer; (iii) not make modification, alteration or addition to the Equipment (other than normal operating accessories or controls) without the consent of Lessor, which shall not be unreasonably withheld; iv) protect the Equipment from deterioration; and (v) maintain In force a standard maintenance agreement with the manufacturer or other party reasonably acceptable to Lessor, requiring manufacturer or such other party to repair, service and maintain the Equipment in good operating condition, repair and appearance, normal wear and tear excepted. If a party other than the manufacturer maintains the Equipment as permitted above, upon surrender of such Equipment to Lessor, Lessee shall provide a letter from the manufacturer of such Equipment certifying that it is eligible for the manufacturer's standard maintenance agreement.

   (b) Lessee shall not so affix the Equipment to realty so as to change its nature to real property. Lessee agrees that the Equipment shall remain personal property at all times regardless of how attached or installed, shall remain at the location shown in the Equipment Schedule and shall not be removed without the consent of Lessor, which shall not be unreasonably withheld. All modifications, repairs, alterations, additions, operating accessories and controls shall accrue to the Equipment and become the property of Lessor. Lessor shall have the right, during normal hours, subject to applicable laws and regulations, to enter upon the premises where the Equipment is located in order to inspect, observe or, upon the occurance of an Event of Default, remove the Equipment or otherwise protect Lessor's interest, and Lessee shall cooperate in affording Lessor the opportunity to do so.

10. TAXES. All taxes, assessments, license and other charges including, without limitation, personal property tax, sales and use taxes, transportation tax, or similar levies imposed or assessed on the ownership, possession, rental or use of the Equipment during the Term of the Lease (except for Federal or State income taxes payable on the net income of Lessor) shall be paid by Lessee before the same shall become delinquent. To the extent possible, under applicable law, for the personal property tax return purposes only, Lessee shall include the Equipment on such returns which shall be timely filed by Lessee in addition to the timely payment of such taxes by Lessee. If Lessor Is required to file such returns, Lessee will promptly furnish to Lessor such data and in such form which will enable Lessor to make and file such returns in a timely manner. In case of failure of Lessee to so pay said taxes, assessments, or other charges, Lessor may pay all or any part of such items, in which event the amount so paid by Lessor shall be Immediately payable by Lessee to Lessor. Lessee authorizes Lessor to add to the amount of each Rent payment any sales and use tax, transportation tax, or similar levies that may be imposed on or measured by the Rent payments hereunder.

11. INSURANCE. Lessee, at its own expense, shall insure the Equipment against all risks of loss or damage from every cause whatsoever for an amount not less than the Casualty Loss Value. Lessee shall maintain a loss payable endorsement in favor of Lessor affording to Lessor such additional protection as Lessor shall reasonably require and shall, at its own expense, maintain adequate liability insurance. All such Insurance shall be hold with an insurance company reasonably acceptable to Lessor and of the Lessee's choosing and shall name Lessor as additional, insured and loss payee and the policies shall provide that they may not be cancelled or altered without at least 30 days' prior written notice to Lessor.

12. LOSS OR DAMAGE. Lessee shall bear the entire risk of any destruction or loss of or damage to Equipment for any reason whatsoever, including without limitation, theft, governmental taking, war, strike or Act of God (herein "Loss or Damage"). Lessee shall promptly notify Lessor of any Loss or Damage and no such event shall relieve Lessee of its obligation to pay Rent or of any other obligation under the Lease. In the event of any Loss or Damage of Equipment, Lessee, at the option of Lessor, shall:

   (a) Place the some in good condition and repair; or
   (b) Replace the same with like Equipment in good condition and repair with clear title thereto; or
   (c) Pay to Lessor an amount, the Casualty Loss Value, equal to: (i) any Rent or other amounts then due with respect to said Equipment; plus (ii) the present value, based on an interest rate of 5% per annum, of the total unpaid Rent payments, with respect to said Equipment, for the balance of the Term of the Lease; plus (iii) the present value, based on an interest rate of 5% per annum, of the amount of any purchase option or requirement stated in the Lease or, where such options or requirements are not so stated, the amount of the estimated fair market value of the Equipment at the and of the Term of the Lease. Payment of the Casualty Loss Value shall be due on the date of such Loss or Damage and, upon Lessor's receipt of such payment, Lessee and/or Lessee's insurer shall be entitled to Lessor's interest in said Equipment for salvage purposes in its then condition and location, "as is" without warranty, express or implied.

13. ASSIGNMENT.

   (a) Lessor may transfer, assign or sell all or a portion of its right, title, and interest in and to the Equipment or the Lease and/or grant a security interest in the Equipment to one or more lenders or entities (herein called "Assignee"). Lessee hereby: (i) consents to such transfers, assignments, sales and/or grants; (ii) agrees to promptly execute and deliver such further acknowledgements, agreements and other instruments as may be reasonably requested by Assignee to effect such transfers, assignments, sales and/or grants from time to time as each Equipment
       Schedule is executed; and (iii) acknowledges that any such transfer, assignment, sale and/or grant shall hoi materially change Lessee's duties or obligations under the Lease nor materially increase the burdens or risks imposed on Lessee. In the event of an assignment, all references herein to Lessor shall include Assignee, provided, however, that Assignee shall not be obligated to perform the obligations of Lessor hereunder (except Lessor's obligation to allow

       Lessee quiet enjoyment of the Equipment and except for the application pursuant hereto of any proceeds which shall be received by Assignee of insurance provided by Lessee).
   (b) Lessee's obligations to Assignee hereunder are absolute and unconditional and are not subject to any abatement, reduction, defense, offset or counterclaim available to Lessee for any reason whatsoever, including, without limitation: (i) the operation of law; (ii) any defect in the Equipment or the condition, design, operation or fitness for use thereof; (iii) any loss, destruction or interference with the use of the Equipment, of any part thereof; (iv) the failure of Lessor to perform any of Its obligations hereunder. Lessee may reserve its rights, if any, to have separate recourse against Lessor. However, except as otherwise expressly provided herein, no Lease shall terminate by reason of any of the foregoing or for any other cause whatsoever.
   (c) LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR: (i)
       ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THE LEASE; OR (ii) ENTER INTO A SUBLEASE OF ALL OR ANY PART OF THE EQUIPMENT.

14. SURRENDER OF EQUIPMENT. At the expiration of each Equipment Schedule, Lessee shall, at its own expense, deliver the Equipment listed therein to Lessor (at the location designated by the Lessor within the continental United States) in the same condition as received, less normal depreciation and wear as certified by vendor or substitute acceptable to Lessor. If Lessee shall, for any reason, fail to return Equipment to Lessor within 10 days of the expiration of the related Equipment Schedule, Lessee shall pay as penalty for each month, or fraction thereof, after the expiration of said Equipment Schedule, an amount equal to one hundred and five percent (5 %) of the monthly rental payment set. forth in that Equipment Schedule, until the Equipment is received. by Lessor.

15. OTHER COVENANTS AND WARRANTIES OF LESSEE,

   (a) Lessee shall promptly pay all costs, expenses and obligations of every kind and nature incurred in connection with the use or operation of the Equipment which may arise or become due during the Term of the Lease, whether or not specifically mentioned herein.
   (b) Lessee agrees that the application, statements and financial reports submitted by Lessee to Lessor are material inducements to the execution by Lessor of this Master Lease and Equipment Schedule(s) and Lessee warrants that such applications, statements and reports and all information hereafter furnished by Lessee to Lessor will be true and correct in all material respects as of the date submitted.
   (c) Lessee agrees to furnish promptly to Lessor such financial or other statements respecting the condition, operations and affairs of Lessee or respecting the Equipment as Lessor may from time to lime reasonably request.
   (d) Lessee agrees that, whenever any payment Is not paid by Lessee within ten (10) days of when due hereunder, Lessee will pay to Lessor (as liquidated damages occasioned by such delay), not later than one month thereafter, an amount equal to five percent (5%) of such delayed payment, but only to the extent allowed by law. Such amount shall be payable in addition to all amounts payable by Lessee as a result of exercise by Lessor of any of the remedies hereunder provided.
   (e) Lessee warrants that this Master Lease and Equipment Schedule(s) have been duly authorized and that no provision herein is inconsistent with Lessee's charter, by-laws or any loan or credit agreement or other instrument to which Lessee is a party or by which Lessee or Its property may be bound or affected.

16. PERFORMANCE BY LESSOR OF LESSEE'S OBLIGATIONS. In case of the failure of Lessee to comply with any of the provisions of the Lease, Lessor shall have the right, but shall not be obligated, to effect such compliance on behalf of Lessee. In that event all monies spent, liabilities incurred and expenses of Lessor in effecting such compliance will be immediately due and payable by Lessee to Lessor.

17. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default hereunder.

   (a) Lessee shall default in the payment of Rent, or in making any other payment hereunder when due and such default shall continue for five (5) days after written notice thereof from Lessor;
   (b) Lessee shall breach any warranty hereunder;
   (c) Lessee shall default in the performance of any other covenant, term or condition hereunder and such default shall continue for ten (10) days after written notice thereof from Lessor;
   (d) Lessee becomes insolvent or makes an assignment for the benefit of creditors;
   (e) Lessee applies for, or consents to, the appointment of a receiver, trustee, conservator or liquidator of Lessee or of all or a substantial part of its assets, or such receiver, trustee, conservator or liquidator is appointed without the application or consent of Lessee;
   (f) A petition is filed by or against Lessee under the Bankruptcy Act or any amendment thereto (including without limitation a petition for reorganization, arrangement or extension) or under any other Insolvency law or laws providing for the relief of debtors, unless: (i) Lessee promptly and diligently prosecutes an action to dismiss such petition; AND (ii) such petition Is dismissed within thirty (30) days of such filing;
   (g) Lessee abandons any or all of the Equipment, or, without Lessor's prior written consent, attempts to remove, sell, transfer, sublet or part with the possession of any item of Equipment or assign any part of this Master Lease or Equipment Schedule(s); or,
   (h) Any representation or warranty made by Lessee in this Master Lease, or in any Equipment Schedule, or in any document furnished by Lessee to Lessor or Assignee in connection with this Master Lease or any Equipment Schedule or with respect to the acquisition or use of the Equipment, which Is untrue in any material respect.

18. REMEDIES. Upon the occurrence of any Event of Default under any Equipment Schedule Lessor may, at its option and with respect to such Equipment Schedule, do one or more of the following, all of which are hereby authorized by Lessee:

   (a) Cause Lessee, without demand, to immediately pay to Lessor, as liquidated damages and not as a penalty, the "Default Value", which shall be an amount equal to: (i) the Casualty Loss Value of the Equipment on the date of such Event of Default; plus (ii) any and all costs and expenses Incurred by Lessor in connection with the enforcement of any of Lessor's remedies, including all expenses of repossessing, storing, shipping, repairing and selling the Equipment, and legal expenses and reasonable attorney's fees;
   (b) Cause Lessee, upon written demand of Lessor and at Lessee's expense, to promptly return any and all items of Equipment to Lessor in accordance with Section 14 hereof, or Lessor, at its option, may, without demand or legal process, enter into the premises where the Equipment may be found and take possession of and remove the same, without liability for injuries suffered through or loss caused by such repossession, and all rights of Less" in the Equipment so removed shall terminate absolutely; and,
   (c) Ship, store and/or repair all Equipment so removed. Lessor shall take reasonable steps, in Lessor's opinion, to lease or sell the Equipment, with or without notice and on public or private bid, and the proceeds of such lease or sale shall be applied by Lessor: (i) first, to pay to Lessor an amount equal to the Default Value to the extent not previously paid by Lessee: and (ii) second, to reimburse Lessee for the Default Value to the extent previously paid. Any surplus remaining thereafter will be retained by Lessor.

All remedies of Lessor hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Lessor to exercise, and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Master Lease and Equipment Schedule(s), near shall any single or partial exercise by Lessor of any right or remedy preclude any other or further exercise of the some or any other right or remedy.

19. SURVIVAL OF COVENANTS. All of Lessee's covenants under this Master Lease and Equipment Schedule(s) shall survive the delivery and return of the Equipment leased hereunder.

20. ORIGINALITY. This Master Lease and any Equipment Schedule executed pursuant hereto shall be executed with only one "Original" with all other copies being solely xerographic copies thereof. If Lessor grants a security interest in all or part of an Equipment Schedule, the Equipment covered thereby and/or sums payable thereunder, only the "Original" Equipment Schedule executed by the Lessor and the Lessee shall be effective to transfer Lessor's right$ therein. The "Original" Equipment Schedule shall bear the legend: "This Is the only original Equipment Schedule No. ___. All other copies of This Equipment Schedule No. ____ are xerographic copies only and have been marked as duplicates. Possession of this "Original" is required to perfect, by possession, a security interest in this Equipment Schedule as Chattel Paper under the UCC."

21. AMENDMENTS. THIS MASTER LEASE AND EQUIPMENT SCHEDULE(S) CONSTITUTES THE ENTIRE AGREEMENT BETWEEN LESSOR AND LESSEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL DISCUSSIONS, NEGOTIATIONS OR AGREEMENTS OF THE PARTIES. THERE IS NO UNDERSTANDING, ORAL OR WRITTEN, WHICH IS NOT CONTAINED HEREIN. THIS MASTER LEASE AND EQUIPMENT SCHEDULE(S) MAY NOT BE AMENDED EXCEPT BY A WRITTEN AGREEMENT SIGNED BY LESSOR AND LESSEE. THIS MASTER LEASE AND EQUIPMENT SCHEDULE(S) SHALL BE BINDING ON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR PERMITTED SUCCESSORS AND ASSIGNS.

22. MISCELLANEOUS.

   (a) Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of New Jersey.
   (b) Suspension of Obligations of Lessor. Prior to delivery of any item of Equipment hereunder, the obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God, fire, storms, accidents, failure of the manufacturer to deliver any item of Equipment, governmental regulations or interference, or any cause whatsoever not within the sole control of the Lessor.
   (c) If any provision hereof, or its application to any person or circumstances, shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.
   (d) Notices. Any notice required or permitted to be given by the provisions hereof shall be delivered to a party at the address indicated above (or at such other address au party shall specify to the other party in writing) by courier or by registered or certified mail. Proof of sending such notice shall be the responsibility of sender.

23. Executed as of the date first: written above.

    "All of Lessor's rights, title and interest in and to Equipment Schedule No. 1 to this Lease, and all of Lessor's rights and interests in and to the equipment leased thereunder, have been assigned to the ITT Capital Finance division of ITT Commercial Finance Corp. pursuant to that certain Assignment of Lease (without Recourse) executed by Lessor on March 8, 1994."


LESSOR:  Morcroft Leasing Corporation           LESSEE:  Renex Corporation


By:                                             By:
   -----------------------------                   -----------------------------

Name:     Derek W. Morrison                     Name:      James P. Shea
      --------------------------                      --------------------------

Title:       President                          Title:      President
      --------------------------                      --------------------------